UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2022

RenaissanceRe Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-14428	98-0141974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Renaissance House, 12 Crow Lane, Pembroke, Bermuda	HM 19
(Address of Principal Executive Office)	(Zip Code)

(441) 295-4513

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Shares, Par Value $1.00 per share	RNR	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a Series F 5.750% Preference Share, Par Value $1.00 per share	RNR PRF	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a Series G 4.20% Preference Share, Par Value $1.00 per share	RNR PRG	New York Stock Exchange

Item 1.01.	Entry Into A Material Definitive Agreement.

On November 18, 2022, RenaissanceRe Holdings Ltd. (the “Company”) renewed its revolving credit facility by entering into the Third Amended and Restated Credit Agreement by and among the Company, as borrower, Renaissance Reinsurance Ltd., Renaissance Specialty U.S. Ltd, Renaissance Reinsurance U.S. Inc., and RenaissanceRe Europe AG (collectively with the Company, the “Account Parties”), various banks and financial institutions party thereto (collectively, the “Lenders”), Wells Fargo Bank, National Association (“Wells Fargo”) as Fronting Bank, LC Administrator and Administrative Agent (in such capacity, the “Administrative Agent”) for the Lenders, Barclays Bank PLC, as Syndication Agent and Sustainability Structuring Agent and Wells Fargo Securities, LLC and Barclays Bank PLC, as Joint Lead Arrangers and Joint Lead Bookrunners (the “Credit Agreement”). The Credit Agreement amends and restates in its entirety the Second Amended and Restated Credit Agreement, dated as of November 9, 2018 (as amended prior to the Credit Agreement), by and among the Company, Renaissance Reinsurance Ltd., RenaissanceRe Specialty U.S. Ltd., Renaissance Reinsurance U.S. Inc., RenaissanceRe Europe AG, various banks and financial institutions parties thereto, and Wells Fargo Bank, National Association, as Fronting Bank, LC Administrator and Administrative Agent for the lenders.

The Credit Agreement provides for a revolving commitment to the Company of $500 million (the “Facility”). The Company has the right, subject to satisfying certain conditions, to increase the size of the facility to $700 million. Amounts borrowed under the Credit Agreement bear interest at a rate selected by the Company equal to the Base Rate or Term SOFR (each as defined in the Credit Agreement) plus a margin, all as more fully set forth in the Credit Agreement.

In addition to revolving loans, the Credit Agreement provides that the entire Facility will also be available for the issuance of standby letters of credit (each, a “Letter of Credit”), subject to the terms and conditions set forth therein. Letters of Credit will be denominated in U.S. Dollars and will be available in the form of either, at the Account Party’s option, (i) syndicated letters of credit issued by the Lenders (acting through Wells Fargo) on a several basis in accordance with their pro rata commitments to the Facility, or (ii) fronted letters of credit issued directly by Wells Fargo, with each Lender purchasing an irrevocable and unconditional participation in accordance with their respective pro rata commitments to the Facility.

Additionally, the Company may make same-day borrowings in the form of Swingline Loans (as defined in the Credit Agreement), which are capped at $50 million for each of the Swingline Lenders (as defined in the Credit Agreement), bear interest at the Base Rate plus the applicable margin, and are repayable no later than five business days after the borrowing date thereof.

Both revolving loans and Swingline Loans may be prepaid in whole or in part, without premium or penalty, with notice to the Administrative Agent as described in the Credit Agreement.

The Credit Agreement incorporates an “ESG Option” which allows the Company, in consultation with the Sustainability Structuring Agent, to identify environmental, social and governance related key performance indicators (“KPIs”) and establish associated annual Sustainability Performance Targets (“SPT”). This provision provides the Company the option – but not the obligation – to incorporate the KPIs into pricing incentives at a future date, whereby achieving SPTs would reduce funding costs of the revolving loans as more fully set forth in the Credit Agreement.

The Credit Agreement contains representations, warranties and covenants customary for bank loan facilities of this type. In addition to customary covenants that limit the Company’s ability to merge, consolidate, sell a substantial amount of assets, incur liens and declare or pay dividends under certain circumstances, the Credit Agreement also contains certain financial covenants. These financial covenants generally provide that consolidated debt to capital shall not exceed the ratio of 0.35:1 and that the consolidated net worth of the Company shall equal or exceed approximately $3.97 billion (the “Net Worth Requirement”). The Net Worth Requirement is recalculated effective as of the end of each fiscal year, all as more fully set forth in the Credit Agreement. The scheduled commitment maturity date of the Credit Agreement is November 18, 2027.

In the event of the occurrence and continuation of certain events of default, the administrative agent shall, at the request of the Required Lenders (as defined in the Credit Agreement), or may, with the consent of the Required Lenders, among other things, terminate the Lenders’ obligations to make loans and accelerate the outstanding obligations of the Company under the Credit Agreement.

In connection with the Credit Agreement, on November 18, 2022, RenaissanceRe Finance Inc. (the “Initial Guarantor”) entered into a Guaranty Agreement for the benefit of Wells Fargo and the Lenders, pursuant to which the Initial Guarantor has agreed to provide, on a joint and several basis, a guarantee in respect of the Company’s obligations under the Credit Agreement (the “Guaranty Agreement”). Subject to certain exceptions, additional subsidiaries (the “Additional Guarantors” and, together with the Initial Guarantor, the “Guarantors”) of the Company are required to become a party to the Guaranty Agreement and become obligated thereunder on a joint and several basis with the Initial Guarantor in the event that such subsidiaries issue or incur certain types of indebtedness, as more fully set forth in the Credit Agreement. The Guarantors may be released from their obligations under the Guaranty Agreement under certain circumstances, as more fully set forth in the Credit Agreement.

The descriptions of the Credit Agreement and the Guaranty Agreement contained herein are qualified in their entirety by reference to the Credit Agreement and the Guaranty Agreement, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Wells Fargo, which is a party to the Credit Agreement, is also a party to a standby letter of credit agreement with the Company and certain of its subsidiaries and affiliates. In addition, the Lenders and/or certain of their affiliates have in the past provided, currently provide and/or may in the future provide, letter of credit, investment banking, transfer agent, trusteeship, custodial, and/or other financial services from time to time to the Company and its subsidiaries and affiliates.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The disclosure set forth in Item 1.01 above is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit #	Description

10.1	Third Amended and Restated Credit Agreement, dated November 18, 2022, among RenaissanceRe Holdings Ltd. Renaissance Reinsurance Ltd., RenaissanceRe Specialty U.S. Ltd., Renaissance Reinsurance U.S. Inc., RenaissanceRe Europe AG, the various lending financial institutions, Wells Fargo Bank, National Association, Barclays Bank PLC and Wells Fargo Securities, LLC.

10.2	Guaranty Agreement, dated November 18, 2022, among RenaissanceRe Finance Inc., the various lending financial institutions and Wells Fargo Bank, National Association.

101	Pursuant to Rule 406 of Regulation S-T, the cover page information is formatted in Inline XBRL.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENAISSANCERE HOLDINGS LTD.

Date:	By:	/s/ Shannon Lowry Bender
November 22, 2022		Executive Vice President, Group General Counsel and Corporate Secretary